Exhibit 99.1

Company Contact:

Bill Willett

Programmer's Paradise® , Inc.

Chairman and Chief Executive Officer

(732)-389-8950

bill.willett@programmers.com

PROGRAMMER'S PARADISE® , INC. REPORTS 2003 SECOND QUARTER

FINANCIAL RESULTS

SHREWSBURY, NJ, July 31, 2003 - Programmer's Paradise® , Inc. (NASDAQ: PROG) today reported financial results for the second quarter ended June 30, 2003. The results will be discussed in a conference call to be held on Friday, August 1, 2003 at 10:00 AM Eastern time. The dial-in telephone number is (303) 224-6997 and the pass code is "PROG".

Revenue for the quarter ended June 30, 2003 was $16.1 million compared with $16.9 million for the quarter ended June 30, 2002. The decrease in year-over-year sales reflects the continued difficult IT spending environment. However, sales increased 6% over the immediately preceding quarter.

Bill Willett, Chairman and Chief Executive Officer, stated, "We continue to focus on sales productivity and expense control, and as a result we have had a profitable quarter."

Earnings per share for the quarter were $.05.

Programmer's Paradise, Inc. is a marketer of technical software and hardware for microcomputers, servers and networks in the United States and Canada. Programmer's Paradise offers a wide variety of technical and general business application software, PC hardware and components from a broad range of publishers and manufacturers. Additional information can be found by visiting www.programmersparadise.com.

Contact Programmer's Paradise, Inc. via Bill Willett, CEO of Programmer's Paradise, Inc. at (732) 389-8950 or bill.willett@programmers.com.

The statements in this release concerning the Company's future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company's distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs.

- Tables Follow -

PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
June 30, 2003 (Unaudited)	December 31, 2002 (Audited)
ASSETS

Current assets

  Cash and cash equivalents

  Marketable Securities

  Accounts receivable, net

  Inventory - finished goods

  Prepaid expenses and other current assets

Total current assets

Equipment and leasehold improvements, net

Other assets

Total assets

  $3,505 7,458 5,953 987        130 18,033
 361          59 $18,453 ======

           $6,072 5,110 6,342 1,151        264 18,939 460          69 $19,468 ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Accounts payable and accrued expenses

  Dividend payable

Total current liabilities

Commitments and contingencies

Stockholders' equity

  Common stock, $.01 par value; authorized,

   10,000,000 shares; issued 5,250,250 shares

   and 5,230,250 shares, respectively

 Additional paid-in capital

 Treasury stock, at cost, 1,560,645 shares and

   1,389,576 shares, respectively

 Accumulated deficit

 Accumulated other comprehensive income (loss)

Total stockholders' equity

Total liabilities and stockholders' equity

  $ 6,990       369 7,359               53 34,785   (4,556) (19,267)          79   11,094 $18,453 ======

  $ 7,772             -     7,772               52 35,484   (4,184) (19,511)      (145)   11,696 $19,468 ======

PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

Six months ended		Three months ended
June 30,		June 30,
2003	2002	2003	2002

Net sales

Cost of sales

Gross profit

Selling, general and administrative expenses

Income from operations

Interest income, net

Realized foreign exchange gain (loss)

Income before income taxes

Provision (benefit) for income taxes

Net income

Net income per common share - Basic

Net income per common share - Diluted

Weighted average number of common shares outstanding

Basic

Diluted

Reconciliation of net income to comprehensive income):

Net income

Other comprehensive income, net of tax:

  Unrealized gain on available-for-sale

    securities

  Foreign currency translation adjustments

Total comprehensive income

$31,249 27,138 4,111 3,939 172 50 80 302 58 $ 244 ===== $ 0.07 ===== $ 0.06 ===== 3,736 ===== 3,802 ===== $ 244 14 210 $ 468 ====	$34,473 29,953 4,520 4,366 154 130 (7) 277 (252) $529 ===== $0.11 ===== $0.11 ===== 4,852 ===== 4,861 ===== $529 100 394 $1,023 =====	$16,051 13,928 2,123 1,961 162 19 58 239 36 $ 203 ==== $ 0.05 ==== $ 0.05 ===== 3,727 ===== 3,792 ===== $ 203 19 86 $ 308 ====	$16,926 14,678 2,248 2,197 51 78 2 131 (300) $ 431 ==== $ 0.09 ===== $ 0.09 ===== 4,784 ===== 4,794 ===== $ 431 100 437 $ 968 ====